Exhibit 99.3

INTERCLOUD SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma Condensed Combined balance sheets as of June 30, 2012, and the unaudited pro forma Condensed Combined statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012 are derived from the historical financial statements of Intercloud Systems, Inc. (the “Company”) and the acquired entities and have been prepared to give effect to the acquisitions of the Company and the acquired entity as of January 1, 2011. The unaudited pro forma Condensed Combined statements of operations are presented as if the acquisitions by Intercloud had occurred on January 1, 2011.

The following unaudited pro forma Condensed Combined financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical results that would have been obtained. These unaudited pro forma Condensed Combined financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for the Company included in its Form 10-K filed on April 1, 2013 and (iii) the historical financial statements of TNS, Inc. Tropical Communications, Inc., Rives-Montiero Engineering LLC, and the ADEX entities included elsewhere in this Form 8-K.

INTERCLOUD SYSTEMS INC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF JUNE 30, 2012

				Pro Forma		Pro Forma
	Intercloud	ADEX	TNS	Adjustments		Combined
	(unaudited)	(unaudited)	(unaudited)			(unaudited)
Assets	(restated)
Current assets
Cash	$34,862	$13,280	$15,285	$(19,594)	(a)(aa)(jj)	$43,833
Accounts receivable	625,744	5,485,965	603,853			6,715,562
Inventory	5,562	-	-	-		5,562
Other current assets	6,946	706,193	-	-		713,139

Total current assets	673,114	6,205,438	619,138	(519,594)		7,472,096

Property, plant & equipment, net	322,347	110,119	18,345	-		450,811
Goodwill	343,986			14,476,866	(d)(dd)	14,820,852
Intangible assets, net	851,587			8,535,576	(c)(cc)	9,387,163
Other assets	379,181	758,609	-	-		1,137,790

Total assets	$2,570,215	$7,074,166	$637,483	$22,492,848		$33,274,712

Liabilities and stockholders equity' (deficit)
Current liabilities
Accounts payable	$853,687	$564,040	$159,483	$500,000	(a)(aa)	$2,077,210
Bank debt, current portion	432,079	1,652,000	-	(1,652,000)	(b)	432,079
Accrued expenses	448,761	-	17,933	-		466,694
Notes payable, related parties, current portion	5,364	-	-	-		5,364
Contingent Consideration	141,607	-	-	4,761,428	(e)(h)(ee)	4,903,035
Notes payable - other, current portion	1,337,125	-	-	-		1,337,125
Net liabilities acquired		-	-	1,901,508	(b)(bb)	1,901,508

Total current liabilities	3,218,623	2,216,040	177,416	5,010,936		11,123,015

Other liabilities
Bank debt, net of current portion	406,059	-	-			406,059
Deferred tax liability		-	-	5,275,283	(g)(gg)	5,275,283
Notes payable, related parties, net of current portion	105,694	-	-			105,694
Notes payable - other, net of current portion	-	-	-	13,000,000	(jj)	13,000,000
Derivative liability	38,427	-	-			38,427

Total other liabilities	550,180	-	-	18,275,283		18,825,463

Series F Convertible Preferred Stock				557,933	(hh)	557,933

Total liabilities	3,768,803	2,216,040	177,416	23,844,152		70,566,411

Common stock with $0.10 put option, 5,000,000 shares issued and outstanding	-			500,000	(ff)	500,000
Redeemable Series B Preferred Stock	326,750	-	-			326,750
Redeemable Series C Preferred Stock	1,150,000	-	-			1,150,000
Redeemable Series D Preferred Stock	605,872	-	-			605,872
Redeemable Series F Preferred Stock	-	-	-	3,466,889	(hh)	3,466,889

Total temporary equity	2,082,622	-	-	3,966,889		6,049,511

Stockholders' equity (deficit)
Series A Preferred Stock	200					200
Common stock	43,032	2,000	1,000	(3,000)	(b)(bb)	43,032
Additional paid in capital	7,820,048	778,869	-	(778,869)	(b)(bb)	7,820,048
Retained earnings (accumulated deficit)	(11,233,064)	4,077,257	459,067	(4,536,324)	(b)(bb)	(11,233,064)

Total stockholders' equity (deficit)	(3,369,784)	4,858,126	460,067	(5,318,193)		(3,369,784)
						-
Non-controlling interest	88,574			-		88,574

Total stockholders' equity' (deficit)	(3,281,210)	4,858,126	460,067	(5,318,193)		(3,281,210)

Total liabilities and stockholders' (deficit)	$2,570,215	$7,074,166	$637,483	$22,492,848		$33,274,712

INTERCLOUD SYSTEMS INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

	Intercloud	Tropical	RM Engineering	ADEX	TNS	Proforma Adjustments		Proforma Combined
	(restated)	(from January 1, 2011
		through August 21, 2011)
Revenues	$2,812,210	$785,181	$2,565,801	$37,160,836	$4,097,049	$-		$47,421,077

Cost of Revenues	1,851,018	398,719	1,516,627	30,215,543	2,493,261	-		36,475,168

Gross profit	961,192	386,462	1,049,174	6,945,293	1,603,788	-		10,945,909

Operating expenses:
Depreciation and amortization	39,229	5,624	-	27,250	8,222			80,325
Stock compensation	4,111,000	-	-	-	-	-		4,111,000
General and administrative	2,193,702	471,611	847,301	5,312,014	1,314,718			10,139,346

Total operating expenses	6,343,931	477,235	847,301	5,339,264	1,322,940	-		14,330,671

Income (loss) from operations	(5,382,739)	(90,773)	201,873	1,606,029	280,848	-		(3,384,562)

Other income (expenses)
Unrealized gain (loss) on fair value of derivative	421,340					-		421,340
Interest expense	(1,443,229)	(21,215)	(91,779)	(92,690)	-	(1,560,000)	(ll)	(3,208,913)
Other income		707	184					891

Total other income (expense)	(1,021,889)	(20,508)	(91,595)	(92,690)	-	(1,560,000)		(2,786,682)

Income (loss) before income taxes	(6,404,628)	(111,281)	110,278	1,513,339	280,848	(1,560,000)		(6,171,444)

Income taxes	-	-	-	71,847	-			71,847

Net Income (Loss)	$(6,404,628)	$(111,281)	$110,278	$1,441,492	$280,848	$(1,560,000)		$(6,099,597)

Loss per Common share - Basic and Diluted	$(6.38)							$(5.85)

Weighted average number of common shares outstanding-basic and diluted	1,003,264					40,000		1,043,264

INTERCLOUD SYSTEMS, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2012

				Proforma		Proforma
	Intercloud	Adex	TNS	Adjustments		Combined
	(restated)

Revenues	$2,923,586	$15,297,857	$1,440,313	$-		$19,661,756

Cost of Revenues	1,853,141	12,416,772	754,065	-		15,023,978

Gross profit	1,070,445	2,881,085	686,248	-		4,637,778

Operating expenses:
Depreciation and amortization	70,254		3,172	287,579	(j)(ii)	361,005
Stock compensation	30,000	-	-	-		30,000
General and administrative	1,535,498	2,530,968	398,677	-		4,465,143

Total operating expenses	1,635,752	2,530,968	401,849	287,579		4,856,148

Income (loss) from operations	(565,307)	350,117	284,399	(287,579)		(218,370)

Other income (expenses):
Unrealized gain (loss) on fair value of derivative	130	512	-	-		642
Interest expense	(341,980)			(780,000)	(kk)	(1,121,980)
Gain from disposal of equipment	21,981	-	-	-		21,981

Total other income (expense)	(319,869)	512	-	(780,000)		(1,099,357)

Income from non-controlling interest	16,948	-	-	-		16,948

Income (loss) before income taxes	(868,228)	350,629	284,399	(1,067,579)		(1,300,779)

Income taxes	-	(9,993)	-			(9,993)

Net Income (Loss)	$(868,228)	$340,636	$284,399	$(1,067,579)		$(1,310,772)

LOSS PER COMMON SHARE Basic and fully diluted	$(0.55)					$(0.81)

Weighted average number of common shares outstanding-basic and diluted	1,571,439			40,000		1,611,439

Proforma adjustments:

(j)
Represents the amortization expense related to the fair value of identifiable finite-life intangible assets acquired in the transactions of $5,295,000, with a weighted average useful life of 8.6 years, as if they had been completed on January 1, 2012

(k)	Represents the interest expense associated with the note payable from January 1, 2012 through June 30, 2012

INTERCLOUD SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

1. Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial statements of InterCloud Systems, Inc. (the “Company”), having acquired all the outstanding shares of  Tropical Communications, Inc, Rives –Montiero, Inc., TNS, Inc. and ADEX Corporation and its subsidiaries, have been prepared on the basis of assumptions relating to the  Stock Purchase Agreement (the “TNS Agreement”) among the Company and TNS’s shareholders and the ADEX Stock Purchase Agreement (the “ADEX Agreement”) among the Company and the ADEX shareholders.

On September 17, 2012, the Company acquired 100% of the outstanding shares of TNS, Inc., an Illinois corporation (“TNS”), based in Des Plaines, Illinois. TNS is a provider of structured cabling and distributed antenna systems primarily in the Chicago, Illinois area. The purchase consideration for TNS was $5,486,372, which was paid with $700,000 in cash, 40,000 shares of common stock of the Company and 4,150 shares of Series F Preferred Stock of the Company, which shares were valued at $4,026,822.  The purchase consideration included an earn-out based on the operating results of TNS.  This earn out has been valued at $259,550.  The Company granted the TNS sellers the right to put the shares of common stock to the Company for $12.50 per share beginning on March 17, 2014, and continuing for 60 days thereafter.  Additional consideration will also be paid in the event certain operating results are achieved by TNS.  The holders of the Series F Preferred Stock can demand that an aggregate of 3,000 shares of Series F Preferred Stock be redeemed beginning on November 27, 2012, with the redemption to occur within 20 days of such request.  The holders may also request that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2013 and that an additional 575 shares of Series F Preferred Stock be redeemed beginning on September 17, 2014.  In the event that certain operating results are achieved or not achieved by TNS, additional shares of Series F Preferred Stock may be issued, or issued shares of Series F Preferred Stock may be cancelled, based on an agreed upon formula. Both the Series F Preferred Stock and the puttable common stock are accounted for as temporary equity due to the redemption of these shares resting with the holders of these instruments. As a result of the total consideration paid exceeding the net assets acquired, the Company recorded approximately $4,000,000 of goodwill.

On September 17, 2012, the Company  acquired all the outstanding capital stock of ADEX Corporation, a New York corporation (“ADEX”), and ADEXCOMM Corporation, a New York corporation (“ADEXCOMM”), and all outstanding membership interests of ADEX Puerto Rico LLC, a Puerto Rican limited liability company (“ADX Puerto Rico”, and together with ADEX and ADEXCOMM, collectively,  the ADEX Entities).  The ADEX Entities are collectively an international service organization that provides turnkey services and project staffing solutions exclusively to the telecommunication industry.  ADEX assists telecommunications companies throughout the project life cycle of any network deployment.  The purchase consideration for the ADEX Entities was $17,321,472, which was paid with $12,819,594 in cash, a note in the amount of $1,046,000, an additional note in the amount of $1,332,668, which was equal to the net working capital of the ADEX Entities as of the closing date, and contingent consideration in the amount of $2,123,210.  The payment was secured by the issuance of 1,500 shares of Series G Preferred Stock.  As additional consideration, the Company agreed to pay the ADEX sellers an amount of cash equal to the product of 0.75 (the “Multiplier”) multiplied by the adjusted EBITDA of the ADEX Entities for the twelve months beginning October 1, 2012 (the “Forward EBITDA”).  If the Forward EBITDA is less than $2,731,243, the Multiplier shall be adjusted to 0.50, and if the Forward EBITDA is greater than $3,431,243, the Multiplier shall be adjusted to 1.0.  The Company also agreed to pay the ADEX sellers an amount of cash equal to the amount, if any, by which the Forward EBITDA is greater than $3,081,243.  The earn-out consideration had a value of $2,123,210.  In connection with these obligations, the Company reserved 2,000 shares of Series G Preferred Stock.  These shares are redeemable in the event the Company defaults on its obligation to make the required payments.  The shares of Series G Preferred are automatically cancelled if required payments are made in cash by the Company.  The Series G Preferred Stock is classified within temporary equity due to the redemption of these shares resting with the holders of these instruments.

The pro forma data is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2011.  Pro forma adjustments reflect those adjustments which are factually determined and also include the impact of contingencies which will not be finally determined until the resolution of the contingency.  For each acquisition, the purchase consideration and preliminary purchase price allocation was determined by an independent third party.

1.	Tropical Communications, Inc. ("Tropical")

The amounts assigned to Tropical's identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of August 22, 2011.  The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of $175,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350.

The Company assigned $213,000 of value ascribed to identifiable intangible assets to customer relationships $162,000, being amortized over its useful life of ten years, non-compete agreements $1,000, being amortized over two years, and tradename $50,000, which is deemed to have an indefinite life.

Adjustment to record amortization expense for the identifiable intangible assets of $166,000 for the period of January 1, 2011 through August 21, 2011, the acquisition date, as if the acquisition had occurred on January 1, 2011.  The weighted average useful life of the acquired identifiable intangible assets is approximately 9.7 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

2.	Rives-Montiero Engineering ("RME")

The amounts assigned to RME's identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of December 29, 2011.  The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of $169,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350.

The Company assigned $589,000 of value ascribed to identifiable intangible assets to customer relationships $452,000, being amortized over its useful life of ten years, non-compete agreements $3,000, being amortized over two years, and tradename $134,000, which is not being amortized.

Adjustment to record amortization expense for the identifiable intangible assets of $455,000 for the period of January 1, 2011 through December 29, 2011, the acquisition date, as if the acquisition had occurred on January 1, 2011.  The weighted average useful life of the acquired identifiable intangible assets is approximately 9.7 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

3.	ADEX

A summary of the preliminary purchase consideration allocation is as follows:

ADEX
Cash	$12,819,594
Note	1,046,000
Working capital note	1,332,668
Contingent consideration	2,123,210

Total purchase consideration	$17,321,472

Allocation of Purchase Consideration:

Current assets	$5,801,858
Goodwill	10,474,212
Intangible assets
Customer list/relationships	3,309,143
URL's	2,552
Tradenames	2,888,382
Non-competes	116,047
Property and equipment	75,849
Other assets	12,227
Current liabilities	(1,053,398)
Long-term deferred tax liability	(4,305,400)

Total allocation of purchase consideration	$17,321,472

The amounts assigned to ADEX's identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of September 17, 2012.  The excess of the purchase consideration the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $10,474,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

Current assets acquired from ADEX relate to accounts receivable and other current assets.  The Company assigned the $6,316,000 of value ascribed to identifiable intangible assets to customer relationships approximately ($3,309,000), being amortized over its useful life of ten years, non-compete agreements ($116,000), being amortized over three years, and tradename approximately ($2,888,000), which is not being amortized.

(a)	To record cash of $12,819,594 paid at closing for the acquisition;

(b)	Represents the elimination of the liabilities not assumed in the transaction and equity of acquired entity;

(c)	To reflect the estimated fair value of identifiable intangible assets, Customer lists of $3,309,143, URL’s of $2,552, Tradename of $2,888,382 and non-compete agreements of $116,047;

(d)	To reflect goodwill of $10,474,212.

(e)	To record the amount of contingent consideration to be paid to the sellers. The contingent consideration is based on forward earnings of ADEX for twelve months after closing.

(g) To record a deferred tax liability at closing based on the non-deductibility of goodwill for tax purposes;

(h) To record an amount of consideration to be paid to the sellers as a working capital adjustment.

(i) Adjustment to record amortization expense for the identifiable intangible assets of $3,425,000 for the period of January 1, 2011 through December 31, 2011 and January 1, 2012 through June 30, 2012, as if the acquisition had occurred on January 1, 2011.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.8 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

4.	TNS, Inc.

A summary of the preliminary purchase consideration allocation is as follows:

Cash	$700,000
Common stock	500,000
Preferred stock	4,026,822
Contingent consideration	259,550

Total purchase consideration	$5,486,372

Allocation of Purchase Consideration:

Current assets	$474,732
Goodwill	4,002,654
Intangible assets
Customer list/relationships	1,790,048
URL's	2,552
Tradenames	347,000
Non-competes	79,670
Property and equipment	14,224
Current liabilities	(254,807)
Long-term deferred tax liability	(969,883)

Total allocation of purchase consideration	$5,486,372

The amounts assigned to TNS identifiable tangible assets are based on their respective estimated fair values determined as of acquisition date of September 17, 2012.  The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $4,003,000.  In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

The Company assigned the $2,219,000 of value ascribed to identifiable intangible assets to customer relationships approximately $1,790,000, being amortized over its useful life of ten years, non-compete agreements of approximately $80,000, being amortized over two years, and tradename of $347,000, which is not being amortized.

(aa)	To record consideration of $700,000 paid in cash at the acquisition date;

(bb)	Represents the elimination of the liabilities not assumed in the transactions and equity of acquired entity;

(cc)	To reflect the estimated fair value of identifiable intangible assets, Customer lists of $1,790,048, URL’s of $2,552, Tradename of $347,182 and non-compete agreements of $79,670;

(dd)	To reflect goodwill of approximately $4,003,000;

(ee)	To record the amount of contingent consideration to be paid to the sellers. The contingent consideration is based on forward earnings of TNS Services for twenty-four months after closing.

(ff) To record the amount of common stock with a put option issued as consideration at the closing, $500,000;

(gg) To record a deferred tax liability at closing based on the non-deductibility of goodwill for tax purposes

(hh) To record the issuance of Series D Preferred Stock at the closing, valued using the Option Pricing Method at $4,026,822.  $557,933 was contingent consideration and recorded as a liability and $3,466,889 was contingent consideration and recorded as temporary equity

(ii) Adjustment to record amortization expense for the identifiable intangible assets of approximately $1,870,000 for the period of January 1, 2012 through June 30, 2012, as if the acquisition had occurred on January 1, 2011.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.5 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

Debt Financing

The Company entered into a new term loan in the amount of $13 million, with MidMarket Capital acting as the agent, with an interest rate of 12% per annum (the "MidMarket Loan").

(jj) To record the issuance of the $13 million MidMarket Loan

(kk) Adjustment to record interest expense on the new term loan of $13 million at an interest rate of 12% for the period from January 1, 2012 to September 17, 2012, the date of the loan.

(ll) Adjustments to record interest expense on the term loan of $13 million at an interest rate of 12% for the period from January 1, 2011 through December 31, 2011.